Exhibit h.2.r

Execution(2)

Adoption Agreement
and
Amendment To Sub-Transfer Agency And Shareholder Services Agreement

This Adoption Agreement and Amendment To Sub-Transfer Agency And Shareholder Services Agreement ("Amendment"), dated as of June 9, 2021 (“Effective Date”), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. ("BNYM"), Virtus Fund Services, LLC ("Company") and each "Fund", which is hereby defined to mean each investment company listed on the signature page to this Amendment (individually, an "Investment Company"; collectively, the "Investment Companies"), and, to the extent an Investment Company has one or more series listed on Exhibit B to the Amended Agreement (as defined below), each such series of each such Investment Company, each such Investment Company and series in its individual and separate capacity. Investment Companies that are party to the Current Agreement (as defined below) are referred to in this Amendment individually as a "Current Investment Company" and collectively as the "Current Investment Companies".

Background

BNYM, certain of the Funds and VP Distributors, Inc., as transfer agent to the Funds, entered into the Sub-Transfer Agency And Shareholder Services Agreement as of April 15, 2011 ("Original Agreement"). VP Distributors, LLC, the surviving entity in a merger with VP Distributors, Inc. that was effective September 22, 2011, transferred all rights and obligations as transfer agent of the Funds under the Original Agreement to the Company pursuant to an Assignment and Assumption Agreement, effective as of January 1, 2013, among VP Distributors, LLC, the Company, certain of the Funds and BNYM (the Original Agreement as so assigned and amended being the "Assigned Agreement").

BNYM, the Company and the Funds subsequently entered into amendments to the Assigned Agreement, dated as of March 21, 2014, June 1, 2014, August 19, 2014, November 12, 2014, March 24, 2015, May 28, 2015, September 1, 2015, December 10, 2015, July 27, 2016, February 1, 2017, September 18, 2017, January 1, 2018, September 20, 2018, December 21, 2018, March 22, 2019, May 22, 2019, September 1, 2019, October 17, 2019, November 18, 2019, August 27, 2020 and November 13, 2020 (the Assigned Agreement as so amended being the "Current Agreement").

The parties intend that the Current Agreement be amended as set forth in this Amendment.

In addition, the parties to the Current Agreement intend that each of Virtus Investment Trust and Virtus Strategy Trust, and the series of each listed on Schedule B to this Amendment, become a party to the Current Agreement, as amended by this Amendment (individually, an "Additional Investment Company"; collectively, the "Additional Investment Companies")

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.                   Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Schedule B and replacing it in its entirety with the Schedule B attached to the Amendment To Sub-Transfer Agency And Shareholder Services Agreement, dated as of June 9, 2021, by and among BNYM, the Company and the Funds.

2.                   Adoption of Amended Agreement by New Series of Current Investment Companies. Each series of a Current Investment Company that has been added to Schedule B hereto by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to

Execution(2)

the Current Agreement as amended by this Amendment ("Amended Agreement") as of the Effective Date, or if BNYM commenced providing services to the Fund prior to the Effective Date, as of the date BNYM first provided services to the series, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date.

3.                   Adoption of Amended Agreement by the Additional Investment Companies and Their Series.

(a)                 Each Additional Investment Company, and each series of each Additional Investment Company listed on Schedule B of this Amendment, adopts the Amended Agreement, agrees that it shall be a "Fund" for all purposes of the Amended Agreement and agrees to be bound by all applicable terms of the Amended Agreement.

(b)                 BNYM agrees to be bound by all terms of the Amended Agreement with respect to each Additional Investment Company and each series of each such Additional Investment Company listed on Schedule B of this Amendment and agrees that it shall have the same obligations with respect to each Additional Investment Company and each series of each such Additional Investment Company listed on Schedule B of this Amendment as it has to the Current Investment Companies and their series listed on Schedule B hereto.

(c)                 Each Current Investment Company agrees to Sections 3(a) and 3(b) above on its own behalf and, to the extent applicable, on behalf of its Portfolios listed on Schedule B to the Amended Agreement.

3.                   Remainder of Current Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.                   Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment.

5.                   Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.                   Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Remainder Of Page Intentionally Blank - Signatures Appear On Following Page]

Execution(2)

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.	Virtus Alternative Solutions Trust
Virtus Asset Trust
By: /s/ Donald Brophy	Virtus Equity Trust
Virtus Retirement Trust
Name: Donald Brophy	Virtus Opportunities Trust
Virtus Investment Trust
Title: Vice President	Virtus Strategy Trust
On behalf of itself and, to the extent it has series listed on Schedule B hereto, on behalf of each such series, each such Fund in its individual and separate capacity

By: /s/ Heidi Griswold

Name: Heidi Griswold

Title: VP, Mutual Fund Services

Virtus Fund Services, LLC

By: /s/ Heidi Griswold

Name: Heidi Griswold

Title: VP, Mutual Fund Services

Execution(2)

SCHEDULE B

(Dated: June 9, 2021)

THIS SCHEDULE B is Schedule B to that certain Sub-Transfer Agency And Shareholder Services Agreement, dated as of April 15, 2011, as amended, by and among BNY Mellon Investment Servicing (US) Inc., Virtus Fund Services, LLC (under the name of its predecessor in interest, VP Distributors, Inc.) and the Funds, as further set forth below.

Funds

Investment Company: Virtus Alternative Solutions Trust
Portfolios:	Share Class
	A	C	I	R6
Virtus Aviva Multi-Strategy Target Return Fund	x	x	x	x
Virtus Duff & Phelps Select MLP and Energy Fund	x	x	x
Virtus KAR Long/Short Equity Fund	x	x	x	x

Investment Company: Virtus Asset Trust
Portfolios:	Share Class
	A	C	I	R	R6
Virtus Ceredex Large-Cap Value Equity Fund	x	x	x		x
Virtus Ceredex Mid-Cap Value Equity Fund	x	x	x		x
Virtus Ceredex Small-Cap Value Equity Fund	x	x	x		x
Virtus Seix Core Bond Fund	x		x		x
Virtus Seix Corporate Bond Fund	x	x	x
Virtus Seix Floating Rate High Income Fund	x	x	x		x
Virtus Seix High Grade Municipal Bond Fund	x		x
Virtus Seix High Income Fund	x		x		x
Virtus Seix High Yield Fund	x		x		x
Virtus Seix Investment Grade Tax-Exempt Bond Fund	x		x
Virtus Seix Short-Term Bond Fund	x	x	x
Virtus Seix Short-Term Municipal Bond Fund	x		x
Virtus Seix Total Return Bond Fund	x		x		x
Virtus Seix U.S. Government Securities Ultra-Short Bond Fund	x		x		x
Virtus Seix U.S. Mortgage Fund	x	x	x
Virtus Seix Ultra-Short Bond Fund	x		x
Virtus Silvant Large-Cap Growth Stock Fund	x		x		x
Virtus Silvant Small-Cap Growth Stock Fund	x		x
Virtus SGA International Growth Fund	x		x		x
Virtus Zevenbergen Innovative Growth Stock Fund	x		x

Investment Company: Virtus Equity Trust
Portfolios:		Share Class
	A	C	I	R	R6
Virtus KAR Capital Growth Fund	x	x	x		x
Virtus KAR Equity Income Fund	x	x	x		x

Execution(2)

Virtus KAR Global Quality Dividend Fund	x	x	x	x
Virtus KAR Mid-Cap Core Fund	x	x	x	x
Virtus KAR Mid-Cap Growth Fund	x	x	x	x
Virtus KAR Small-Cap Core Fund	x	x	x	x
Virtus KAR Small-Cap Growth Fund	x	x	x	x
Virtus KAR Small-Cap Value Fund	x	x	x	x
Virtus KAR Small-Mid Cap Core Fund	x	x	x	x
Virtus KAR Small Mid-Cap Growth Fund	x	x	x	x
Virtus SGA Emerging Markets Growth Fund	x	x	x	x
Virtus SGA Global Growth Fund	x	x	x	x
Virtus SGA New Leaders Growth Fund	x	x	x	x
Virtus Tactical Allocation Fund	x	x	x

Investment Company: Virtus Investment Trust[1]
Portfolios:	Share Class
	A	Administrative	C	I	R	R6	P
Virtus AllianzGI Emerging Markets Opportunities Fund	x		x	x		x	x
Virtus AllianzGI Focused Growth Fund	x	x	x	x		x	x
Virtus AllianzGI Global Small-Cap Fund	x		x	x			x
Virtus AllianzGI Health Sciences Fund	x		x	x			x
Virtus AllianzGI Income & Growth Fund	x		x	x			x
Virtus AllianzGI Mid-Cap Growth Fund	x	x	x	x			x
Virtus AllianzGI Small-Cap Fund	x		x	x			x
Virtus AllianzGI Technology Fund	x	x	x	x			x
Virtus NFJ Dividend Value Fund	x	x	x	x		x	x
Virtus NFJ International Value Fund	x	x	x	x		x	x
Virtus NFJ Large-Cap Value Fund	x	x	x	x			x
Virtus NFJ Mid-Cap Value Fund	x	x	x	x		x	x
Virtus NFJ Small-Cap Value Fund	x	x	x	x		x	x

Investment Company: Virtus Opportunities Trust
Portfolios:	Share Class
	A	C	C1	I	R	R6
Virtus Duff & Phelps Global Infrastructure Fund	x	x		x		x
Virtus Duff & Phelps Global Real Estate Securities Fund	x	x		x		x
Virtus Duff & Phelps International Real Estate Securities Fund	x	x		x
Virtus Duff & Phelps Real Asset Fund	x	x		x
Virtus FORT Trend Fund	x	x		x		x
Virtus Duff & Phelps Real Estate Securities Fund	x	x		x		x
Virtus KAR Developing Markets Fund[2]	x	x		x		x
Virtus KAR Emerging Markets Small-Cap Fund	x	x		x		x
Virtus KAR International Small-Cap Fund	x	x		x		x
Virtus KAR International Small-Mid Cap Fund	x	x		x		x
Virtus Newfleet Core Plus Bond Fund	x	x		x		x
Virtus Newfleet High Yield Fund	x	x		x		x
Virtus Newfleet Low Duration Core Plus Bond	x	x		x		x

_______________________________________

1 As of conversion expected to occur June 12, 2021.

2 Servicing expected to commence June 15, 2021.

Execution(2)

Virtus Newfleet Multi-Sector Intermediate Bond Fund	x	x		x	x
Virtus Newfleet Multi-Sector Short Term Bond Fund	x	x	x	x	x
Virtus Newfleet Senior Floating Rate Fund	x	x		x	x
Virtus Newfleet Tax-Exempt Bond Fund	x	x		x
Virtus Vontobel Emerging Markets Opportunities Fund	x	x		x	x
Virtus Vontobel Foreign Opportunities Fund	x	x		x	x
Virtus Vontobel Global Opportunities Fund	x	x		x	x
Virtus Vontobel Greater European Opportunities Fund	x	x		x

Investment Company: Virtus Retirement Trust
Portfolios:	Share Class

None

Investment Company: Virtus Strategy Trust[1]
Portfolios:	Share Class
	A	Administrative	C	I	P	R6
Virtus AllianzGI Convertible Fund	x	x	x	x	x
Virtus AllianzGI Core Plus Bond Fund				x	x	x
Virtus AllianzGI Emerging Markets Consumer Fund	x			x
Virtus AllianzGI Global Allocation Fund	x	x	x	x	x	x
Virtus AllianzGI Global Dynamic Allocation Fund	x	x	x	x	x	x
Virtus AllianzGI Global Sustainability Fund	x			x	x
Virtus AllianzGI High Yield Bond Fund	x	x	x	x	x
Virtus AllianzGI International Small-Cap Fund	x		x	x	x	x
Virtus AllianzGI Preferred Securities and Income Fund				x	x	x
Virtus AllianzGI Short Duration High Income Fund	x		x	x	x	x
Virtus AllianzGI Water Fund	x		x	x	x
Virtus NFJ Emerging Markets Value Fund	x		x	x	x	x